UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2007

JETBLUE AIRWAYS CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York		11375
(Address of principal executive offices)		(Zip Code)

 (718) 709-3026

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers

(b) and (c)   Effective as of May 10, 2007, the Board of Directors of JetBlue Airways Corporation (the “Company”) appointed David Barger, who has served as President of the Company since August 1998 and a member of the Company’s Board of Directors since September 2001, as Chief Executive Officer of the Company, replacing David Neeleman.  In addition, Mr. Barger will continue to serve as President of the Company.  David Neeleman, the Company’s founder and Chief Executive Officer since 1998 and Chairman of the Board of Directors of the Company since May 2002, will continue to serve the Company in a non-executive leadership capacity as Chairman of the Board.

Item 7.01	Regulation FD Disclosure.

On May 10, 2007, the Company issued a press release announcing the changes to the Company’s leadership structure disclosed under Item 5.02 above.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

References to the Company’s website in the release do not incorporate by reference the information on such website into this report, and the Company disclaims any such incorporation by reference. The information in the press release is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in this Item 7.01 is being “furnished” and shall not be deemed  “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference in this Item 7.01.

ITEM 9.01	Financial Statements and Exhibits

(d)

Exhibits

Exhibit Number	Description
99.1	Press Release dated May 10, 2007 of JetBlue Airways Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION

Date: May 11, 2007	By:	/s/ John Harvey

Executive Vice President and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 10, 2007 of JetBlue Airways Corporation